EXHIBIT 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report on the statements of operations and accumulated deficit and cash flows of Customer Analytics, Inc. dated August 28, 2000 included in this Current Report of Exchange Applications,Inc. on Form 8-K/A and the incorporation by reference into the previously filed Registration Statement No. 333-95759 of Exchange Applications, Inc. on Form S-3 and Registrations Statements No. 333-42344, No. 333-34424, No. 333-87337, and No. 333-82889 of Exchange Applications, Inc. on Form S-8.




/s/ Arthur Andersen
Boston, Massachusetts
August 28, 2000